EXHIBIT 99.2

Summary Historical Consolidated Financial and Other Information

The following table sets forth the summary historical consolidated financial and operating data of Primedex. Primedex, our parent company, is a guarantor of the notes and has no material assets or operations of its own other than its ownership of 100% of the capital stock of RadNet. As a result, with the exception of Primedex’s obligation under its 11.5% Series A Convertible Subordinated Debentures due June 30, 2008 ($16.2 million outstanding as of January 31, 2004 and the liability with respect to which is solely Primedex’s) and any cash held by Primedex, the consolidated financial position and results of operations of Primedex are substantially the same as those of RadNet and its subsidiaries. The summary consolidated financial data for the years ended October 31, 2001, 2002 and 2003 are derived from Primedex’s audited consolidated financial statements and the notes thereto included in Primedex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003. The selected consolidated statement of operations data set forth below for the three-month periods ended January 31, 2003 and 2004 and the twelve-month period ended January 31, 2004 and the consolidated balance sheet data set forth below as of January 31, 2004 are derived from our audited and unaudited consolidated financial statements and the notes thereto included in Primedex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and in Primedex’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004, which, in our opinion, include all adjustments, consisting of normally recurring adjustments, necessary for a fair presentation of the information. The results for the three months and twelve months ended January 31, 2004 are not necessarily indicative of results for the entire fiscal year. The summary historical consolidated financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and the related notes referenced above, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Primedex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and in Primedex’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004 and Exhibit 99.3. Because BRMG is a consolidated entity in our financial statements, any transactions between BRMG and us, including advances we have received from or made to BRMG, are not reflected in our consolidated financial statements or in the data below.

	Year Ended October 31,				Three Months Ended January 31,		Twelve Months Ended January 31,
	2001		2002	2003	2003	2004	2004
					(unaudited)		(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Net revenue	$107,567		$134,078	$140,259	$34,381	$34,047	$139,924
Operating expenses:
Operating expenses	75,457		102,286	106,078	25,913	25,463	105,628
Depreciation and amortization	10,315		15,010	16,874	4,215	4,365	17,023
Provision for bad debts	3,851		6,892	4,944	1,871	1,258	4,330
Income (loss) from continuing operations	13,813		(6,435)	(5,464)	(2,138)	(1,305)	(4,633)
Income from discontinued operation	688		884	3,197	142	—	3,056
Net income (loss)	14,501		(5,551)	(2,267)	(1,996)	(1,305)	(1,577)
Other Financial Data:
Cash flows provided by (used in):
Operating activities	$15,357		$14,505	$20,271	$4,475	$2,425	$18,221
Investing activities	(2,580)		(6,115)	(1,702)	(1,684)	(710)	(728)
Financing activities	(12,773)		(8,394)	(18,575)	(2,777)	(1,744)	(17,542)
Adjusted EBITDA(1)	30,235		27,009	32,356	7,182	7,297	32,471
Adjusted EBITDA margin(1)(2)	32.6%		24.1%	27.5%	24.8%	25.3%	27.6%
Interest expense(3)	13,521		16,627	17,948	4,609	4,237	17,579
Capital expenditures(4)	30,992		40,787	11,431	8,227	6,681	9,885
Ratio of earnings to fixed charges	1.64	x	(5)	(5)	(5)	(5)	(5)

	Year Ended October 31,
	2001	2002	2003
Operating Data:
Total facilities owned or managed (at beginning of year)	42	46	58
Facilities added by:
Acquisition	3	1	—
Internal development	4	11	3
Facilities closed or sold	(3)	—	(6)

Total facilities owned (at end of year)	46	58	55

Total number of MRI, CT and PET systems (at end of year)	52	60	63
Total number of scans performed	690,484	877,574	947,032

	As of January 31, 2004
	(dollars in thousands)
Pro Forma Balance Sheet Data (unaudited)(6):
Total current assets	$26,808
Property, plant and equipment	84,259
Total assets	148,447
Total current liabilities	26,138
Senior debt(7)	152,055
Total debt	168,270
Total liabilities(8)	194,064
Stockholders’ deficit	(45,617)
Working capital	670

Other Pro Forma Financial Data (unaudited)(6):	Twelve Months Ended January 31, 2004
	(dollars in thousands)
Adjusted EBITDA(1)	$32,471
Adjusted EBITDA margin(1)(2)	27.6%
Ratio of pro forma senior debt to Adjusted EBITDA(1)(7)	4.68	x

(1)	The Securities and Exchange Commission, or the SEC, acting pursuant to the Sarbanes-Oxley Act of 2002, has approved the adoption of new rules regulating the use of financial measures of performance that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. EBITDA, Adjusted EBITDA and ratios using Adjusted EBITDA are considered “non-GAAP financial measures,” as defined under Regulation S-K promulgated by the SEC. EBITDA is defined as net income (loss), plus depreciation and amortization expense, interest expense and income tax benefit. Adjusted EBITDA is defined as EBITDA minus gain from extinguishment of debt, income from discontinued operation and gain from sales or closures of facilities, plus litigation expense and conversion of operating leases into capital leases. We use these non-GAAP financial measures in our decision-making because they provide supplemental information that we believe facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, we anticipate that EBITDA will be a component of a financial maintenance covenant contained in the new credit facility described in Exhibit 99.6 and, as a result, provides additional information for determining our ability to satisfy certain debt compliance standards.
EBITDA and Adjusted EBITDA do not purport to be alternatives to operating income as indicators of operating performance or to cash flows from operating activities as measures of liquidity. Additionally, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Because not all companies use identical calculations, the presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

The calculations of EBITDA and Adjusted EBITDA are shown below (dollars in thousands):

	Year Ended October 31,			Three Months Ended January 31,		Twelve Months Ended January 31,
	2001	2002	2003	2003	2004	2004
				(unaudited)		(unaudited)
Net income (loss)	$14,501	$(5,551)	$(2,267)	$(1,996)	$(1,305)	$(1,577)
Depreciation and amortization expense	10,315	15,010	16,874	4,215	4,365	17,023
Interest expense	13,521	16,627	17,948	4,609	4,237	17,579
Income tax benefit	(5,110)	—	—	—	—	—
Income from discontinued operation	(688)	(884)	(3,197)	(142)	—	(3,056)

EBITDA	32,539	25,202	29,358	6,686	7,297	29,969
(Gain) from extinguishment of debt.	(554)	(1)	—	—	—	—
(Gain) from sales or closures of facilities	(3,527)	—	—	—	—	—
Litigation expense(i)	—	—	1,235	44	—	1,191
Conversion of operating leases(ii)	1,777	1,808	1,763	452	—	1,311

Adjusted EBITDA	$30,235	$27,009	$32,356	$7,182	$7,297	$32,471

(i)	Consists of legal expenses incurred in connection with our “pre-packaged” Chapter 11 plan of reorganization and our settlement of litigation with Tower Imaging Medical Group, Inc. For a discussion of these items, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Primedex’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004.
(ii)	Represents rental expense relating to operating leases that were converted into capital leases effective November 1, 2003.
(2)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net revenue less professional reading fees of $14.9 million, $21.8 million and $22.8 million for each of the fiscal years ended October 31, 2001, 2002 and 2003, respectively, $5.6 million and $5.2 million for each of the three months ended January 31, 2003 and 2004, respectively, and $22.3 million for the last twelve months ended January 31, 2004.
(3)	Interest expense includes amortization of debt issuance costs. Interest expense for the fiscal years ended October 31, 2001, 2002 and 2003, for the three months ended January 31, 2003 and for the twelve months ended January 31, 2004 has not been adjusted to include operating leases that were converted to capital leases effective November 1, 2003 and which are reflected in our calculation of Adjusted EBITDA. See note 1 above.
(4)	Includes cash capital expenditures and non-cash capital expenditures comprised of capital lease obligations and notes payable incurred to finance the acquisition of equipment.
(5)	The amount by which fixed charges exceeded earnings for fiscal 2002 and 2003, the three months ended January 31, 2003 and 2004 and the twelve months ended January 31, 2004 was $6.4 million, $5.5 million, $2.1 million, $1.3 million and $4.6 million, respectively.
(6)	Pro forma balance sheet data gives effect to (i) the offering of the notes and the application of the net proceeds therefrom and (ii) implementation of our agreement with DVI Financial Services, Inc., or DVI, to repay at a discount of approximately $11.2 million debt we owe to DVI, less a write-off of approximately $2.5 million of historical debt issue costs, resulting in anticipated gain on settlement and extinguishment of debt of $8.7 million, as described in Primedex’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2004.

(7)	Senior debt excludes Primedex’s 11.5% Series A Convertible Subordinated Debentures due June 30, 2008. Neither RadNet nor any subsidiary of RadNet is a guarantor of these debentures.
(8)	Includes minority interest in consolidated subsidiaries.